As filed on August 21, 2009

Registration No. 333-153122

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN SOFTWARE, INC.

(Exact name of issuer as specified in its charter)

GEORGIA	58-1098795
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305

(Address of Principal Executive Offices)

AMERICAN SOFTWARE, INC. INCENTIVE STOCK OPTION PLAN,

1991 EMPLOYEE STOCK OPTION PLAN, DIRECTORS AND OFFICERS STOCK

OPTION PLAN AND 2001 STOCK OPTION PLAN

(Full title of the plans)

Agent for Service:	With Copies to:

Henry B. Levi, Esq.	James C. Edenfield and
Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.	Vincent C. Klinges
Monarch Plaza, Suite 1600	American Software, Inc.
3414 Peachtree Rd., NE	470 East Paces Ferry Road, N.E.
Atlanta, GA 30326	Atlanta, Georgia 30305

Telephone number of Agent for Service:
(404) 577-6000

BACKGROUND

On August 21, 2008, the Issuer filed with the Commission Registration Statement No. 333-153122 on Form S-8 in order to register 4,141,947 Class A Common Shares for issuance pursuant to the Issuer’s 1991 Employee Stock Option Plan, Directors and Officers Stock Option Plan and 2001 Stock Option Plan (the “Plans”). Under the Plans, 92,333 shares were issued under that Registration Statement pursuant to exercise of options during the period August 19, 2008 through August 17, 2009, leaving 4,049,614 registered shares unissued.

A new Registration Statement on Form S-8, Registration No. 333-161471, is being filed, registering 4,836,760 Class A Common Shares under the Plans. The new Registration Statement is intended to replace Registration Statement No. 333-153122. The new Registration Statement applies to all shares issued pursuant to options exercised under the Plans on or after August 17, 2009.

DEREGISTRATION

Based upon the foregoing, and pursuant to the undertaking in Registration Statement No. 333-153122, the Issuer hereby deregisters the Class A Common Shares heretofore registered and not sold pursuant to Registration Statement No. 333-153122.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on August 20, 2009.

AMERICAN SOFTWARE, INC.

By:	/s/ James C. Edenfield
James C. Edenfield, President
and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Name		Capacity	Date

/s/ James C. Edenfield James C. Edenfield		President, Chief Executive Officer (Principal Executive Officer) and Director	August 20, 2009

Thomas L. Newberry	*	Chairman of the Board of Directors

J. Michael Edenfield	*	Director

W. Dennis Hogue	*	Director

John J. Jarvis	*	Director

James B. Miller, Jr.	*	Director

Thomas L. Newberry, V	*	Director

/s/ Vincent C. Klinges Vincent C. Klinges		Chief Financial Officer	August 20, 2009

*/s/ Vincent C. Klinges Vincent C. Klinges, as attorney-in-fact for Thomas L. Newberry, J. Michael Edenfield, W. Dennis Hogue, John J. Jarvis, James B. Miller and Thomas L. Newberry, V.			August 20, 2009